AMENDMENT NO. 1

TO

SUB-ADVISORY AGREEMENT (THE “AGREEMENT”)

This Amendment No.1 (the “Amendment”) made this 24th day of August, 2018, amends the Agreement, dated December 5, 2013, by and among Great-West Capital Management, LLC (the “Adviser”), a Colorado limited liability company registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”), Franklin Advisers, Inc. (the “Sub-adviser”), a corporation organized under the laws of the State of California, registered as an investment adviser under the Advisers Act, and Great-West Funds, Inc., a Maryland corporation (the “Fund”), on behalf of the Great-West Global Bond Fund (formerly Great-West Templeton Global Bond Fund) (the “Portfolio”).

WHEREAS, pursuant to the Agreement, the Adviser employs and authorizes the Sub-adviser to act as an investment sub-adviser to the Portfolio and, in accordance with the terms and conditions of the Agreement, manage the investment and reinvestment of the assets of the Portfolio;

WHEREAS, the Adviser has determined to employ and authorize the Sub-adviser to act as an investment sub-adviser to certain assets of the Portfolio which the Adviser determines, from time to time, to assign to the Sub-Adviser (those assets being referred to as the “Fund Account”).

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, this Amendment amends the Agreement, effective as of the date above, as follows:

1.	Schedule A to the Agreement is amended by replacing “Great-West Templeton Global Bond Fund” with “Great-West Global Bond Fund.”

2.	All references in the Agreement to the “Portfolio” or “Portfolios” are deleted and replaced with “Fund Account,” with the following exceptions:

a.	Article II, Section B - Limitations on Advisory Services is amended by deleting the first paragraph in its entirety and replacing it with the following:

“The Sub-adviser shall perform the services under this Agreement subject to the review of the Adviser and the Board and in a manner consistent with the investment objectives, policies, and restrictions of the Fund Account, the Portfolio and/or Fund as stated in the Fund’s Registration Statement filed with the Securities and Exchange Commission (the “SEC”), its Articles of Incorporation and Bylaws, each as amended from time to time, and the provisions of the Investment Company Act of 1940, as amended (the “1940 Act”).”

b.	Article II, Section B - Limitations on Advisory Services is further amended by adding the following as the third paragraph of that section:

“The Sub-adviser acknowledges and agrees that in connection with the exemptions provided under Rules 10f-3(b), 12d3-1 and 17a-10 under the Investment Company Act of 1940, as amended (the “1940 Act”), to the extent prohibited under, or necessary to comply with the relevant exemptions under, the 1940 Act, the Sub-adviser (i) will not consult with any other sub-adviser of the Portfolio concerning the Sub-adviser’s or its affiliated persons’ transactions with the Portfolio in securities or other assets of the Portfolio, and (ii) will be limited to providing investment advice to the Portfolio with respect to the Fund Account.”

c.	All references in Article VI – Effectiveness; Term of the Agreement and Article VII – Term of the Agreement; Amendment to the “Portfolio” shall remain as stated with no additional modifications.

3.	Any capitalized term used herein but not defined herein shall have the meaning provided for such term in the Agreement.

4.	Except as amended hereby, the Agreement remains in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their respective officials duly authorized, as of the date above.

Witness:	GREAT-WEST CAPITAL MANAGEMENT, LLC
/s/ Cara B. Owen	By:	/s/ Scott C. Sipple
Name: Cara B. Owen	Title:	President & Chief Executive Officer

Address:	8515 East Orchard Road Greenwood Village, CO 80111 Attn: Secretary

Witness:	GREAT-WEST FUNDS, INC.,
/s/ Cara B. Owen	on behalf of Great-West Global Bond Fund
Name: Cara B. Owen	By:	/s/ Mary C. Maiers
	Title:	Chief Financial Officer & Treasurer

Address:	8515 East Orchard Road Greenwood Village, CO 80111 Attn: Secretary

Witness:	FRANKLIN ADVISERS, INC.
/s/ Janny Xie	By:	Christopher J. Molumphy
Name:	Title:	EVP & CIO

Address:	Franklin Advisers, Inc. One Franklin Parkway San Mateo, CA 94403 Attn: